UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2014

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On January 27, 2014, Southern First Bancshares, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two controlled affiliates of EJF Capital, Inc. (collectively, “EJF”), pursuant to which the Company issued a total of 475,000 shares of its common stock to EJF at $13.00 per share (the “Private Placement”). The Purchase Agreement contains representations and warranties and covenants of the Company and EJF that are customary in private placement transactions.

The gross proceeds to the Company from the Private Placement were $6,175,000 of which $4,057,000 was used by the Company to redeem certain of its outstanding preferred stock, as described below. The remaining proceeds will be retained by the Company to pay related transaction fees and expenses and for general corporate purposes.

On the same date and in connection with the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with EJF pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the 475,000 shares of common stock issued to EJF in the Private Placement not later than 21 days after the closing of the Private Placement and to use commercially reasonable efforts to cause such registration statement to be declared effective, subject to certain exceptions, the earlier of (i) the 120th calendar day following the closing the Private Placement  in the event that such registration statement is subject to review by the SEC and (ii) if the Company is notified by the SEC that such registration statement will not be reviewed, then the 5th trading day after such notification date.  The Company will be required to make certain payments as liquidated damages under the Registration Rights Agreement to EJF in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the form of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Redemption of Series T Preferred Stock

                On January 27, 2014, immediately following the consummation of the Private Placement, the Company redeemed 4,057 shares of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the “Series T Preferred Stock”) held by two separate controlled affiliates of EJF Capital, Inc. at a redemption price of $1,000 per share (the “Preferred Stock Redemption”). The redemption of the 4,057 shares of Series T Preferred Stock will save the Company approximately $200,000 annually in dividend expenses.

The Company originally issued 17,299 shares of the Series T Preferred Stock to the U.S. Department of the Treasury (the “Treasury”) on February 27, 2009 as part of the Treasury’s Capital Purchase Program. On June 28, 2012, the Treasury sold its Series T Preferred Stock through a public offering structured as a modified Dutch auction, and the Company was successful in repurchasing 1,000 shares of the 17,299 shares of Series T Preferred Stock outstanding through the auction process. The remaining 16,299 shares of Series T Preferred Stock held by the Treasury were sold to unrelated third-parties through the auction process, including the controlled affiliates of EJF Capital, Inc.  On January 3, 2013 and April 1, 2013, the Company redeemed a total of $1,000,000 of its outstanding Series T Preferred Stock from three of its preferred shareholders.  Following the consummation of the Preferred Stock Redemption, the Company has redeemed a cumulative $6,057,000 of its outstanding Series T Preferred Stock and reduced the balance to $11,242,000.

A copy of the Company’s transaction overview describing the consummation of the Private Placement and the Preferred Stock Redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Advisors

                Nelson Mullins Riley & Scarborough LLP served as counsel to the Company, and Sandler O'Neill + Partners, L.P. served as financial advisor to the Company for the Private Placement and Preferred Stock Redemption.

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Item 3.02              Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of shares of common stock pursuant to the Private Placement is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933 (“Securities Act”), in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

Item 9.01(d)         Exhibits.

Exhibit No.                                             Exhibit

10.1                                            Form of Securities Purchase Agreement by and among Southern First Bancshares, Inc. and the other signatories thereto, dated as of January 27, 2014.

10.2                                            Form of Registration Rights Agreement by and among Southern First Bancshares, Inc. and the other signatories thereto, dated as of January 27, 2014.

99.1                                            Transaction Overview, dated January 27, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                    SOUTHERN FIRST BANCSHARES, INC.

                                                                                                                                    By: /s/    Michael D. Dowling

                                                                                                                                    Name:    Michael D. Dowling

                                                                                                                                    Title:       Chief Financial Officer

                                                                                                                                    Date:  January 28, 2014

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